                                                    Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                     AMERICAN COMMUNICATIONS SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                                   52-1947746
(State or other jurisdiction of incorporation or            (I.R.S. Employer
                 organization)                            Identification No.)


                          131 National Business Parkway
                       Annapolis Junction, Maryland 20701
                                 (301) 617-4200
               (Address of Principal Executive Offices) (Zip Code)

   American Communications Services, Inc. Annual Performance Plan, as amended
                            (Full title of the plan)

                              Riley M. Murphy, Esq.
                     American Communications Services, Inc.
                          131 National Business Parkway
                       Annapolis Junction, Maryland 20701
                                 (301) 617-4215
               (Name and address of agent for service of process)

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
    Title of Each Class                                        Proposed Maximum
    of Securities to be           Amount of Shares            Offering Price Per              Proposed Aggregate
         Registered               to be Registered                Share (1)                     Offering Price
-------------------------------------------------------------------------------------------------------------------------
Common Stock $.01
par value per Share.........       224,303(2)                      $13.375                       $3,000,052.63
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the bid and ask price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on March 5, 1998.

(2) Represents Common Stock issued under the American Communications Services, Inc. Annual Performance Plan.

PROSPECTUS





                     AMERICAN COMMUNICATIONS SERVICES, INC.
                         224,303 Shares of Common Stock
                           (par value $.01 per share)

         This Prospectus relates to shares of Common Stock, par value $.01 per share (the "Common Stock"), of American Communications Services, Inc. ("ACSI" or the "Company") which may be issued from time to time to employees of the Company (the "Selling Stockholders") pursuant to the Company's Annual Performance Plan (the "Plan"). This Prospectus relates to the reoffer and resale of such shares by the Selling Stockholders. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

         All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or otherwise, at prices and on terms then obtainable. See "Plan of Distribution."

         The Common Stock of the Company is traded on the Nasdaq under the symbol "ACNS". On March 10, 1998, the last reported sale price per share of the Company's Common Stock quoted on the Nasdaq was $14.750.

                         -------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                         -------------------------------



                 The date of this Prospectus is March 12, 1998.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

         ACSI is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Commission by mail at prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq National Market and material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.




                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by ACSI with the Commission are hereby incorporated by reference.

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

         (ii) the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1996;

         (iii) the Company's Transition Report on Form 10-KSB for the fiscal period from July 1, 1996 to December 31, 1996;

         (iv) the Company's Transition Report on Form 10-KSB/A for the fiscal period from July 1, 1996 to December 31, 1996;

         (v) the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 1997;

         (vi) the Company's Current Reports on Form 8-K, dated October 24, 1997, November 7, 1997, December 30, 1997, January 8, 1998, January 20, 1998, January 26, 1998, January 28, 1998 and February 3, 1998; and

         (vii) the description of the Company's Common Stock contained in its registration statement on Form 8-A filed with the Commission on December 23, 1994, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to American Communications Services, Inc., 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701 (telephone number (301) 617-4200), Attention: Investor Relations.


                                   THE COMPANY

         American Communications Services, Inc., formed in 1993, seeks to be a leading facilities-based integrated communications provider ("ICP") to business primarily in major markets in the southern half of the United States. By the end of 1997, the Company had become one of the first competitive local exchange carriers ("CLECs") to combine the provision of dedicated, local and long distance voice services with frame relay, asynchronous transfer mode ("ATM") and Internet services. Having established this suite of telecommunications services which emphasizes data capabilities in addition to traditional CLEC offerings, the Company has evolved into an ICP. ACSI seeks to provide customers with superior service and competitive prices while offering a single source for integrated communications services designed to meet its business customers' needs. The Company's facilities- based network infrastructure is designed to provide services to customers on an end-to-end basis, and, as of December 31, 1997, was comprised of 1,061 route miles of fiber in its 32 local networks in 19 states, 39 Newbridge ATM switches, 16 Lucent 5ESS switches and approximately 22,000 backbone longhaul miles in its coast-to-coast broadband data network.

      With the passage of the federal Telecommunications Act of 1996 (the "FTA"), the Company has enhanced the scope of its product offerings from dedicated services to a full range of switched voice, data and Internet services in order to meet the needs of business end-users, and is expanding its sales, marketing, customer care and operations support systems ("OSS") capabilities. The Company introduced local switched voice services, including local exchange services in late 1996 and long distance services in late 1997. By December 31, 1997, ACSI had sold 43,581 customer access lines, of which 35,105 were installed, representing a significant increase over the 360 access lines sold as of March 31, 1997.

                            SECURITIES OFFERED HEREBY

         This Prospectus relates to up to 224,303 shares of Common Stock that have been and may be delivered to participants under the Plan, some of which may be offered from time to time hereby by the Selling Stockholders.


                                 USE OF PROCEEDS

         The shares of Common Stock offered hereby are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from such sales.


                              SELLING STOCKHOLDERS

      The following table sets forth certain information as of March 11, 1998 concerning the ownership of Common Stock by the Selling Stockholders. The Selling Stockholders may sell some or all of the shares distributed or that may be distributed under the Plan pursuant to this Prospectus, until such time as such shares become available for resale without registration according to the terms of Rule 144(k) under the Securities Act. Inclusion of these individuals in the following list does not constitute an acknowledgment by the Company or by any of these individuals that any one of these persons is an affiliate (as that term is defined in Rule 144(a) or any other securities law or regulation) of the Company.


========================================================================================
NAME                   POSITION OR RELATIONSHIP WITH THE             ESTIMATED
                       COMPANY                                       NUMBER OF
                                                                     SHARES OF
                                                                     COMMON STOCK
                                                                     TO BE ISSUED
                                                                     PURSUANT TO THE
                                                                     PLAN
----------------------------------------------------------------------------------------
Jack E. Reich          President and Chief Executive Officer          18,450
----------------------------------------------------------------------------------------
David L. Piazza        Executive Vice President, Chief                 7,380
                       Financial Officer and Chief Operating
                       Officer
----------------------------------------------------------------------------------------
Riley W. Murphy        Executive Vice President-Legal and              7,490
                       Regulatory Affairs, General Counsel
                       and Secretary
========================================================================================



                              PLAN OF DISTRIBUTION

      The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions which may involve crosses or block transactions (A) on the Nasdaq (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of the Nasdaq or such exchanges, or (B) other than on such exchanges, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

      Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

      The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by applicable law. In addition, the Company has entered into contracts with each of its independent directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he believed to be in or not opposed to the best interest of such corporation and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification. The contracts also require the Company to (i) indemnify such independent directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such director was not entitled to indemnification under applicable law.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                TABLE OF CONTENTS

                                                                                                                       Page
Available Information.................................. 2

Incorporation of Certain Documents
  By Reference......................................... 2

The Company............................................ 3

Securities Offered Hereby.............................. 4

Use of Proceeds........................................ 4

Selling Stockholders................................... 4

Plan of Distribution................................... 4

Indemnification of Directors and Officers.............. 5

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

                  The following documents previously filed with the SEC (File No. 0-25314) are hereby incorporated by reference into this Prospectus:

                      (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

                     (ii) the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1996;

                    (iii) the Company's Transition Report on Form 10-KSB for the fiscal period from July 1, 1996 to December 31, 1996;

                     (iv) the Company's Transition Report on Form 10-KSB/A for the fiscal period from July 1, 1996 to December 31, 1996;

                      (v) the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 1997;

                     (vi) the Company's Current Reports on Form 8-K, dated October 24, 1997, November 7, 1997, December 30, 1997, January 8, 1998, January 20, 1998, January 26, 1998, January 28, 1998 and February 3, 1998; and

                    (vii) the description of the Company's Common Stock contained in its registration statement on Form 8-A filed with the SEC on December 23, 1994, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering shall be deemed to be incorporated by reference herein and shall be part hereof from the date of filing thereof.

Item 4.  Description of Securities.

                  The Common Stock of the Company is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                  Certain legal matters in connection with any original issuance of Common Stock offered hereby are being passed upon for the Company by Riley M. Murphy, Esq., Executive Vice President--Legal and Regulatory Affairs, General Counsel and Secretary.

Item 6.  Indemnification of Officers and Directors.

                  The Second Restated Certificate of Incorporation provides that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful payments of dividends or unlawful stock repurchases or redemption as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Second Restated Certificate of Incorporation and the Amended and Restated By-laws further provide that directors and officers of the Company (as well as agents and employees of the Company at the discretion of the Board) shall, to the fullest extent authorized by the DGCL or any other applicable laws then in effect, be indemnified against liabilities arising from their service as directors and officers. The Company has entered into indemnification agreements with each of its executive officers and directors to reimburse them for certain liabilities incurred in connection with the performance of their fiduciary duties.

                  Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                                                Exhibit No. or
Exhibit                                                                         Incorporation
Number         Description                                                       by Reference
------         -----------                                                      --------------

4.1            Second Restated Certificate of Incorporation of American      Exhibit to Form 10-
               Communications Services, Inc. (the "Company")                  QSB (the "10-QSB")
                                                                              for Quarter ended
                                                                                   6/30/97

4.2            Amended and Restated By-laws of the Company, as                  Exhibit to the
               amended                                                              10-QSB

5.1            Opinion of Riley M. Murphy, Esq.                                      E-1

23.1           Consent of Riley M. Murphy, Esq.
               (contained in opinion filed as Exhibit 5.1)

23.2           Consent of KPMG Peat Marwick LLP                                      E-2

24.1           Power of Attorney                                                      *

*        Powers of attorney are contained in signatures.


Item 9.  Undertakings.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (a)(l)(i) and
                  (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on March 12, 1998.

                                 AMERICAN COMMUNICATIONS
                                 SERVICES, INC.
                                 (Registrant)

                                 By: /s/ Jack E. Reich
                                     --------------------------------
                                     Jack E. Reich, President and
                                     Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Reich, Riley M. Murphy and David L. Piazza as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Pompliano               Chairman of the                              March 10, 1998
------------------------------------
Anthony J. Pompliano                   Board of Directors



/s/ Jack E. Reich                      President and Chief                          March 10, 1998
------------------------------------
Jack E. Reich                          Executive Officer,
                                       (Principal Executive Officer) and
                                       Director



/s/ David L. Piazza                    Executive Vice President, Chief              March 10, 1998
------------------------------------
David L. Piazza                        Financial Officer and Chief Operating
                                       Officer (Principal
                                       Accounting Officer)



                                       Director                                     March 10 ,1998
------------------------------------
George M. Middlemas



/s/ Edwin M. Banks                     Director                                     March 10, 1998
------------------------------------
Edwin M. Banks



/s/ Christopher L. Rafferty            Director                                     March 10, 1998
------------------------------------
Christopher L. Rafferty



/s/ Benjamin P. Giess                  Director                                     March 10, 1998
------------------------------------
Benjamin P. Giess



/s/ Olivier L. Trouveroy                Director                                     March 10, 1998
------------------------------------
Olivier L. Trouveroy



/s/ Peter C. Bentz                     Director                                     March 10, 1998
------------------------------------
Peter C. Bentz




                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                                         Incorporation
Number         Description                                                       by Reference
------         -----------                                                      --------------

4.1            Second Restated Certificate of Incorporation of American      Exhibit to Form 10-
               Communications Services, Inc. (the "Company")                  QSB (the "10-QSB")
                                                                              for Quarter ended
                                                                                   6/30/97

4.2            Amended and Restated By-laws of the Company, as                  Exhibit to the
               amended                                                              10-QSB

5.1            Opinion of Riley M. Murphy, Esq.                                      E-1

23.1           Consent of Riley M. Murphy, Esq.
               (contained in opinion filed as Exhibit 5.1)

23.2           Consent of KPMG Peat Marwick LLP                                      E-2

24.1           Power of Attorney                                                      *

*        Powers of attorney are contained in signatures.